Exhibit 16.2

February 14, 2011

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Dear Sirs:

Interlink –US- Network, Ltd. (the “Company”) provided to us a copy of the Company’s Current Report on

Form 8-K (the “Form 8-K”). We have read the Company’s statements under Item 4.01 in the Form 8-K, and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.2 of such Form 8-K.

Sincerely,

/s/ Sherb & Co., LLP

Certified Public Accountants